Exhibit (10)

Names and addresses of the Underwriters of the Republic of Italy’s 1.250% Notes due February 17, 2026

Underwriter	Address
Barclays Bank PLC	5 North Colonnade Canary Wharf London E14 4BB United Kingdom
BofA Securities Europe SA	51 rue La Boétie 75008 Paris France
Goldman Sachs Bank Europe SE	Marienturm, Taunusanlage 9-10 60329 Frankfurt am Main Germany
BNP Paribas	16, boulevard des Italiens, 75009 Paris France
Citigroup Global Markets Limited	Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom
Crédit Agricole Corporate and Investment Bank	12 place des Etats-Unis CS 70052 92 547 Montrouge Cedex France
Deutsche Bank Aktiengesellschaft	Mainzer Landstraße 11-17 60329 Frankfurt am Main Germany
HSBC Bank plc	8 Canada Square London, E14 5HQ United Kingdom
Intesa Sanpaolo S.p.A.	Via Manzoni 4 20121 Milan Italy
J.P. Morgan Securities plc	25 Bank Street Canary Wharf London E14 5JP United Kingdom
Morgan Stanley & Co. International plc	Morgan Stanley & Co. International plc 25 Cabot Square Canary Wharf London E14 4QA United Kingdom
MPS Capital Services Banca per le Imprese S.p.A.	Via Leone Pancaldo 4 50127 Firenze Italy

Underwriter	Address
NatWest Markets Plc	250 Bishopsgate London EC2M 4AA United Kingdom
Nomura International plc	1 Angel Lane London EC4R 3AB United Kingdom
Société Générale	17 Cours Valmy, Tour Société Générale, La Defense 92987 Paris, France
UniCredit S.p.A.	Piazza Gae Aulenti 3 Tower A 20154 Milan Italy

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